ESCROW AGREEMENT

         This Escrow Agreement is entered into effective March 13, 2002, by and among EMTC International, Inc., an Oklahoma corporation ("EMTC"); SuperCorp Inc., an Oklahoma corporation ("SuperCorp"); and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma ("BancFirst").

         In consideration of the representations, undertakings, and promises set forth below, the parties agree as follows:

     1.           Representations by EMTC. EMTC represents as follows:
                  -----------------------

                  1.1. EMTC is preparing for filing a Form SB-2 Registration Statement ("the SB-2") with the Securities and Exchange Commission ("the Commission"). A copy of the most recent draft of the SB-2 is delivered herewith to BancFirst, and EMTC undertakes to deliver to BancFirst the final form of the SB-2 as filed with the Commission and any amendments thereto.

                  1.2. EMTC and Engineering and Materials Corporation, an Oklahoma corporation, have entered into an agreement of merger ("the Agreement of Merger"), which merger is described in the SB-2.

                  1.3. EMTC has one shareholder - SuperCorp, which is the owner of record of 600,000 shares of EMTC's common stock ("the Spinoff Shares").

         2.       Representations by SuperCorp. As soon as permitted by law or
                  ----------------------------
regulation or as soon as possible after the Commission has declared effective the SB-2, SuperCorp shall vote its 600,000 Spinoff Shares to approve the proposed merger described in the Agreement of Merger. Immediately thereafter, SuperCorp shall declare a dividend to its shareholders of the 600,000 Spinoff Shares.

         3.       Representations  of  BancFirst.   BancFirst   represents  that
                  ------------------------------
it is an "insured depository institution," as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act.

         4.       Escrow of Spinoff Shares.  The 600,000  Spinoff Shares shall
                  ------------------------
be escrowed with BancFirst pursuant to the following terms and conditions:

                  4.1. After declaration by SuperCorp of the dividend to its shareholders of the 600,000 Spinoff Shares, either SuperCorp or its registrar-transfer agent shall deliver to BancFirst stock certificates representing the 600,000 Spinoff Shares, which certificates shall evidence on their faces the identity of the owners of the shares represented by each certificate.

                  4.2. Until such time as the escrowed certificates are released from escrow in accordance with the terms of this Escrow Agreement, EMTC shall declare no cash dividends on the shares represented by such certificates.

                  4.3. BancFirst shall hold the escrowed certificates solely for the benefit of the owners of the shares represented by such certificates, which owners shall have all voting rights with respect to such shares as are provided by Oklahoma law. However, no transfer or other disposition of the escrowed securities or any interest related to such securities shall be permitted by EMTC or recognized by BancFirst other than by will or the law of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or to Title 1 of the Employee Retirement Income Security Act.

         5.       Release of the Escrowed Securities. The certificates placed in
                  ----------------------------------
escrow with BancFirst shall be released from escrow and delivered by BancFirst to EMTC's stock registrar-transfer agent for delivery by it to the owners of the certificates at such time as or after BancFirst has received a signed representation from EMTC, together with any other evidence acceptable to BancFirst, that the conditions and requirements set forth either in paragraph
5.1 or 5.2 below have been met.

                  5.1. Should the merger described in the Agreement of Merger be approved by the shareholders of EMTC and of Engineering and Materials Corporation, and should the necessary merger documents be filed with the Secretary of State of Oklahoma, EMTC shall so represent this in writing to BancFirst and shall state the date the merger became effective.

                  5.2. Should the proposed merger described in the Plan of Merger not be approved and effected, EMTC proposes to search for an alternative merger partner or for a suitable business or assets to be acquired. At such time as EMTC should execute an agreement of merger or for the acquisition of a business or assets that would constitute the business of EMTC, EMTC shall file a post-effective amendment to the Form SB-2 disclosing the information specified by the Form SB-2 registration statement and Industry Guides, including financial statements of EMTC and the company to be acquired, and the post-effective amendment must become effective at the Commission. Then, the alternative merger or acquisition of a business or assets must be approved and legally effected, at which time EMTC shall represent to BancFirst in writing that this has occurred and that all requirements of the Commission for the release from escrow of the certificates have been met.

         6.       Term of Escrow Agreement. This Escrow Agreement shall
                  ------------------------
terminate 18 months after the effective date of the initial Form SB-2, unless the certificates have been earlier released from escrow according to the provisions set forth above. Should no such release from escrow have occurred by the termination date, BancFirst shall deliver, for cancellation, all escrowed stock certificates to EMTC's stock registrar-transfer agent.

         7.        Depository Duty. BancFirst will be liable as a depository
                   ---------------
only and will not be responsible for the sufficiency or accuracy of the form, execution or validity of any certificate or document delivered to BancFirst hereunder or any description of the property or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such certificate or document. BancFirst's duties hereunder are limited to the safekeeping of the instruments or other documents received, and the delivery of the same in accordance with this Agreement.

         8.        Standard of Care. BancFirst will not be liable for any act or
                   ----------------
omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by BancFirst's willful misconduct or gross negligence.

         9.        Reliance.  BancFirst  is  authorized  to  rely  on  any
                   --------
document believed by BancFirst to be authentic in making any delivery of certificates, funds or property hereunder.

         10.       Escrow Charges. A $500 fee will be paid by EMTC to BancFirst
                   --------------
for services to be rendered hereunder. BancFirst, however, may employ attorneys for reasonable protection of the escrow property and of itself, and EMTC will reimburse BancFirst on demand. All sums due BancFirst under this Agreement will bear interest at the rate of 10 percent per annum from the date due until BancFirst is reimbursed in full.

         11.       Liability of BancFirst. In accepting any securities or
                   ----------------------
documents delivered hereunder, it is agreed and understood by the undersigned that BancFirst will not be called on to construe any contract or instrument deposited herewith and, in the event of a dispute, will be required to act in respect to the deposit herein made only on the consent in writing of the undersigned. In the event of its failure to obtain such consent in writing, BancFirst reserves the right to hold all papers in connection with or concerning this escrow until a mutual agreement in writing has been reached between all parties and delivered to BancFirst or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction. If BancFirst obeys or complies with any judgment, order or decree of a court of competent jurisdiction, BancFirst will not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding that any such judgement, order or decree should be subsequently reversed, modified, annulled, set aside or vacated.

         12.      Resignation or Removal of BancFirst.
                  -----------------------------------

                  12.1. BancFirst may resign hereunder following the giving of 30 days prior written notice to EMTC. Similarly, BancFirst may be removed and replaced following the giving of 30 days prior written notice to BancFirst by EMTC. In either event, the duties of BancFirst will terminate 30 days after the date of such notice (or as of such earlier date as may be mutually agreeable), and BancFirst will then deliver all certificates then in its possession to a successor escrow agent as will be appointed by EMTC, as evidenced by a written notice filed with BancFirst.

                  12.2. If EMTC shall have failed to appoint a successor escrow agent prior to the expiration of 30 days following the date of the notice, resignation or removal of BancFirst, BancFirst may petition any court of competent jurisdiction for the appointment of a successor escrow agent, or other appropriate relief, and any such resulting appointment will be binding upon EMTC. The cost of such proceeding including attorneys fees will be reimbursed by EMTC on demand.

                  12.3. Upon acknowledgement by any successor escrow agent of the receipt of all certificates that had prior to such notice been in the possession of BancFirst, BancFirst will be fully released and relieved of all duties, responsibilities, and obligations under this agreement.

         13. Notice. Any request, direction, notice or other service required or
             ------
permitted to be made or given by any party hereto will be in writing and will be deemed sufficiently given or served for all purposes if delivered in person or via certified mail, return receipt requested, to the parties hereto at the addresses set forth below or at such other address as any party will specify, from time to time, by written notice given to the other party hereto:

         (a)               To EMTC, Inc.
                           and to SuperCorp:         Thomas J. Kenan
                                                     201 Robert S. Kerr Avenue, Suite 1000
                                                     Oklahoma City, OK  73102

         (b)               To BancFirst:             BancFirst, an Oklahoma banking corporation
                                                     Trust and Investment Management Division
                                                     Main and Broadway
                                                     Oklahoma City, OK  73102

         IN WITNESS WHEREOF, this Escrow Agreement is executed as of the date set forth above.

                EMTC INTERNATIONAL, INC.


                By: /s/ George W. Cole
                    -------------------------------------------
                    George W. Cole, President

                BANCFIRST, N.A., OKLAHOMA CITY, OKLAHOMA


                By: /s/ James R. Dickson
                    -------------------------------------------
                    James R. Dickson, President - Trust
                    and Investment Management Division

                SUPERCORP INC.


                By: /s/ George W. Cole
                    -------------------------------------------
                    George W. Cole, President

                                     RELEASE

                  All moneys, documents and papers relative to this escrow deposit have been delivered in accordance with the provisions of this Escrow Agreement this ______ day of _____________________, 2002, and BancFirst herein is relieved from all further liability or responsibility with reference hereto.

                                 EMTC INTERNATIONAL, INC.



                                 By_________________________________
                                     George W. Cole, President

                                 SUPERCORP INC.



                                 By_________________________________
                                      George W. Cole, President